Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Lilly H. Donohue

Director of Investor Relations

212-798-6118

Nadean Finke

Investor Relations

212-479-5295

Newcastle Announces Second Quarter 2009 Results

Second Quarter 2009 Financial Results

New York, NY, August 7, 2009 – Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended June 30, 2009, GAAP loss was $47.4 million or $0.90 per diluted share, compared to GAAP loss of $1.66 per diluted share for the quarter ended June 30, 2008.

The GAAP loss of $47.4 million consists of net interest income less expenses (net of preferred dividends) of $20.9 million plus other income of $55.1 million, less impairments of $123.4 million.

Recourse Debt Reduction and Modifications

In April 2009, Newcastle entered into an Exchange Agreement, pursuant to which the Company agreed to exchange newly issued junior subordinated notes due 2035 in an initial aggregate principal amount of $101.7 million for $100 million in aggregate liquidation amount of our outstanding trust preferred securities. The new notes will accrue interest at a rate of 1.0% per year for a modification period (February 2009 through July 2010 unless we elect to terminate prior to this date), compared to the 7.574% interest rate that the Company was required to pay on the trust preferred securities, which were canceled as part of the transaction. Please review our Form 8-K dated May 4, 2009, for additional important details regarding this transaction.

Effective June 30, 2009, the Company entered into an agreement with the other parties to a commercial construction loan for which we previously had funding commitments of $37.9 million (excluding $13.2 million of commitments owned by our CDOs), pursuant to which all future funding commitments, including both the commitments of Newcastle and our CDOs, were permanently terminated. As a result, as of June 30, 2009, Newcastle and our CDOs do not have any future funding commitments with respect to this loan.

In the second quarter, the Company decreased its non-agency recourse debt by $13 million and decreased its FNMA/FHLMC recourse debt by $3 million. As detailed below, the Company’s unrestricted cash balance currently exceeds its non-agency recourse liabilities (excluding our trust preferred securities, which are long-term obligations).

Financing and Liquidity

Certain details regarding our liquidity, current financings and capital obligations are set forth below as of August 5, 2009:

•	Cash – We had unrestricted cash of $69.1 million. In addition, we had $126.6 million of restricted cash for reinvestment in our CDOs;

•

Margin Exposure – We have no financings subject to margin calls, other than one repurchase agreement with a face amount of $43.7 million which finances our FNMA/FHLMC investments and four interest rate swap agreements with an aggregate notional amount of $72.2 million; and

•

Recourse Financings – Substantially all of our assets, other than our FNMA/FHLMC investments, are currently financed with term debt subject to amortization payments, as opposed to short-term debt such as repurchase agreements, which could be subject to margin requirements.

The following table compares the face amount of our recourse financings, excluding the trust preferred securities ($ in millions):

	August 5, 2009	June 30, 2009	March 31, 2009
Recourse Financings
Non-FNMA/FHLMC (non-agency)
Real Estate Securities, Loans, and Properties	$52	$73	$83
Manufacturing Housing Loans	16	17	20

Subtotal	68	90	103
FNMA/FHLMC Investments	44	45	48

Total Recourse Financings	$112	$135	$151

The following table summarizes the scheduled repayments of our non-agency recourse financings ($ in millions):

Scheduled Repayments
August 6, 2009 to September 30, 2009	$9
4th Quarter 2009	12
1st Quarter 2010	19
2nd Quarter 2010	23
3rd Quarter 2010	3
4th Quarter 2010	2

Total Recourse Financings	$68

The following table summarizes our cash receipts in the second quarter 2009 from our CDO financings and their related coverage tests ($ in thousands):

	Primary Collateral Type	Cash Receipts (1)	Interest Coverage % Excess June 30, 2009 (2)
				Over Collateralization % Excess
				June 30, 2009 (2)	March 31, 2009 (2)	Original
CDO IV	Securities	$2,428	109.3%	0.6%	1.0%	3.5%
CDO V	Securities	3,464	158.8%	2.7%	2.3%	2.5%
CDO VI	Securities	152	182.5%	-13.4%	-5.4%	2.6%
CDO VII	Securities	158	122.6%	-20.1%	-9.1%	2.5%
CDO VIII	Loans	4,006	302.4%	4.4%	0.2%	4.5%
CDO IX	Loans	4,234	218.0%	2.3%	4.8%	8.1%
CDO X	Securities	7,860	135.8%	3.6%	2.5%	8.3%

Total		$22,302

•	The cash receipts above include $7.5 million of non-recurring prepayment fees received in the CDOs.

•

We currently have approximately $1.1 billion of CMBS and ABS assets held within our CDOs that are on downgrade watch by the rating agencies. These securities could be downgraded at any time, which could impact our future cash flows.

(1)	Represents net cash received from each CDO based on all of our interests in such CDO (including senior management fees). Cash receipts for the quarter-ended June 30, 2009 may not be indicative of cash receipts for subsequent periods. See forward-looking statements below for risks and uncertainties that could cause our cash receipts for subsequent periods to differ materially from these amounts.
(2)	Represents excess or deficiency under the applicable interest coverage or over collateralization tests. We generally do not receive material cash flow from the CDO until the deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before June 30, 2009 or March 31, 2009 as applicable.

Book Value

Our GAAP book value increased to $(44.15) per share, or $(2.3) billion at June 30, 2009, up from $(49.95) per share, or $(2.6) billion at March 31, 2009.

For a reconciliation of net interest income to net interest income less expenses (net of preferred dividends), please refer to the tables following the presentation of GAAP results.

Dividends

For the quarter ended June 30, 2009, Newcastle’s Board of Directors elected not to pay a common stock or preferred stock dividend. The Company decided to retain capital to further reduce recourse debt and for working capital purposes.

Investment Portfolio

Newcastle’s $5.8 billion investment portfolio (with a basis of $3.6 billion) consists of commercial, residential and corporate debt. During the quarter, the portfolio decreased by $91.4 million primarily as a result of principal repayments of $124.3 million, sales of $146.9 million and actual principal writedowns of $49.6 million, offset by purchases and fundings of a prior commitment of $229.4 million.

The following table describes our investment portfolio as of June 30, 2009 ($ in millions):

	Face Amount $	Basis Amount $ (1)	% of Basis	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Commercial Assets
CMBS	$2,366	$1,581	44.4%	282	BBB-	3.6
Mezzanine Loans	755	297	8.3%	23	68%	2.1
B-Notes	310	81	2.3%	11	60%	2.0
Whole Loans	102	67	1.9%	4	45%	1.9

Total Commercial Assets	3,533	2,026	56.9%			3.1

Residential Assets
MH and Residential Loans	517	373	10.5%	13,340	694	6.8
Subprime Securities	502	205	5.7%	111	B	4.2
Subprime Retained Securities & Residuals	76	4	0.1%	8	CC/650	1.9
Real Estate ABS	89	69	2.0%	26	BBB	4.7

	1,184	651	18.3%			5.2

FNMA/FHLMC Securities	52	52	1.5%	3	AAA	4.0

Total Residential Assets	1,236	703	19.8%			5.2

Corporate Assets
REIT Debt	564	555	15.6%	59	BB+	4.5
Corporate Bank Loans	452	273	7.7%	12	CCC	2.4

Total Corporate Assets	1,016	828	23.3%			3.6

Total/Weighted Average (4)	$5,785	$3,557	100.0%			3.6

(1)	Net of impairments.
(2)	Credit represents weighted average of minimum rating for rated assets, LTV (based on the appraised value at the time of purchase) for non-rated commercial assets, FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.
(3)	Weighted average life represents the timing of expected principal payments on the asset. For an asset with an expected loss, weighted average life represents the timing of all remaining expected cash flows, both principal and interest payments.
(4)	Excludes operating real estate held for sale and loans subject to call option with a face amount of $11 million and $406 million, respectively.

Commercial Assets

We own $3.5 billion of commercial assets (with a basis of $2.0 billion), which includes CMBS, mezzanine loans, B-Notes and whole loans.

•

During the quarter, we funded a prior commitment of $1.6 million, purchased CMBS assets of $186.5 million, had principal repayments of $88.4 million and no actual principal writedowns for a net increase of $99.7 million. We purchased 28 CMBS assets with an average rating of “AA+.”

•	We had no commercial assets upgraded and 20 securities or $219.5 million downgraded (from an average rating of BB+ to B).

•	We currently have approximately $1 billion of CMBS assets that are on downgrade watch by S&P.

CMBS portfolio ($ in thousands):

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Basis	Delinquency 60+/FC/REO (3)	Principal Subordination (4)	Weighted Average Life (yr)
Pre 2004	BBB+	77	400,963	393,643	24.9%	2.9%	11.7%	3.5
2004	BB+	61	446,969	367,993	23.3%	2.8%	5.4%	4.2
2005	BBB-	55	608,759	288,451	18.2%	1.7%	6.0%	3.8
2006	BBB-	49	461,555	319,283	20.2%	1.4%	9.7%	3.2
2007	BB	40	447,729	211,857	13.4%	2.3%	10.7%	3.1

TOTAL/WA	BBB-	282	2,365,975	1,581,227	100.0%	2.1%	8.5%	3.6

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.
(3)	The percentage of underlying loans that are 60+ days delinquent, or in foreclosure or considered real estate owned (REO).
(4)	The percentage of the outstanding face amount of securities that is subordinate to our investments.

Mezzanine loans, B-Notes and whole loan portfolio ($ in thousands):

	Mezzanine	B-Note	Whole Loan	Total
Face Amount ($)	755,477	309,710	102,053	1,167,240
Basis Amount ($)	296,542	80,568	66,763	443,873

WA First $ Loan To Value (1)	55.8%	48.0%	0.0%	48.8%
WA Last $ Loan To Value (1)	68.1%	59.9%	44.8%	63.9%

Delinquency (%) (2)	6.0%	30.7%	0.0%	12.0%

(1)	Loan To Value is based on the appraised value at the time of purchase.
(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned.

Residential Assets

We own $1.2 billion of residential assets (with a basis of $0.7 billion), which includes manufactured housing loans (“MH”), residential loans, subprime securities and FNMA/FHLMC securities.

•

During the quarter, we purchased $39.8 million, sold $47.3 million, had principal repayments of $34.6 million and actual principal writedowns of $33.7 million for a net decrease of $75.8 million. We purchased four ABS assets with an average rating of “AA.”

•	We had no ABS securities upgraded and 24 securities or $99.3 million downgraded (from an average rating of BB+ to B-).

•	We currently have approximately $70 million of ABS securities that are on downgrade watch by the rating agencies.

Manufactured housing loan portfolios ($ in thousands):

Deal	Face Amount $	Basis Amount $	% of Basis	Weighted Average Loan Age (months)	Original Balance $	Delinquency 90+/FC/REO (1)	Actual Cumulative Loss to Date
Portfolio 1	180,823	122,191	37.4%	94	327,855	1.6%	4.7%
Portfolio 2	261,938	204,625	62.6%	123	434,743	1.1%	2.9%

TOTAL/WA	442,761	326,816	100.0%	111	762,598	1.3%	3.6%

(1)	The percentage of loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Subprime securities portfolio excluding our residuals and retained interests in our own securitizations ($ in thousands):

Security Characteristics:

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Basis	Principal Subordination (3)	Excess Spread (4)
2003	BBB+	15	24,763	18,248	8.9%	20.5%	4.2%
2004	BB	30	101,920	45,727	22.4%	12.9%	4.4%
2005	B-	45	190,941	49,885	24.4%	20.2%	5.2%
2006	CCC-	14	114,699	45,952	22.5%	17.9%	4.5%
2007	BB+	7	70,013	44,686	21.8%	30.1%	4.7%

TOTAL/WA	B	111	502,336	204,498	100.0%	19.6%	4.7%

Collateral Characteristics:

Vintage (1)	Average Loan Age (months)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date
2003	75	0.11	10.7%	13.7%	2.5%
2004	62	0.15	12.3%	18.0%	2.5%
2005	49	0.26	19.6%	31.4%	6.7%
2006	35	0.59	16.0%	35.0%	7.7%
2007	32	0.73	16.7%	32.4%	6.0%

TOTAL/WA	47	0.37	16.5%	28.8%	5.8%

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of June 30, 2009, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.
(3)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to our investments.
(4)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.
(5)	The ratio of original unpaid principal balance of loans still outstanding.
(6)	Three month average constant prepayment rate.
(7)	The percentage of underlying loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Residuals and retained securities

We own $76.1 million of retained securities with a basis of $4.1 million and residual interests with a basis of $0.4 million in two subprime portfolio securitizations from 2006 and 2007.

Corporate Assets

We own $1.0 billion of corporate assets (with a basis of $0.8 billion), including REIT debt and corporate bank loans.

•

During the quarter, we purchased $1.5 million, sold $99.6 million, had principal repayments of $1.4 million, and actual principal writedowns of $15.9 million for a net decrease of $115.4 million. Our purchase consisted of one REIT asset with a rating of “A-.”

•	We had one REIT asset or $5.0 million upgraded (from a rating of A- to A). We had no bank loans upgraded and 16 securities or $291.9 million downgraded (from an average rating of B- to CCC).

REIT debt portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Basis
Retail	BB+	17	163,935	151,980	27.4%
Diversified	B+	14	151,463	151,857	27.3%
Office	BBB	12	130,219	132,604	23.9%
Multifamily	BBB	4	18,765	17,490	3.1%
Hotel	BBB-	4	37,220	37,818	6.8%
Healthcare	BBB-	4	36,600	37,124	6.7%
Storage	A-	1	5,000	5,084	0.9%
Industrial	BB-	3	20,865	21,506	3.9%

TOTAL/WA	BB+	59	564,067	555,463	100.0%

Corporate bank loan portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Basis
Real Estate	CC	3	115,299	55,803	20.4%
Media	CCC	2	112,000	27,625	10.1%
Retail	B-	1	97,438	97,438	35.7%
Resorts	BB-	1	76,406	54,630	20.0%
Restaurant	B	2	19,436	13,755	5.0%
Gaming	CCC	1	3,000	276	0.1%
Transportation	NR	1	27,000	22,275	8.2%
Theatres	B-	1	1,464	1,388	0.5%

TOTAL/WA	CCC	12	452,043	273,190	100.0%

(1)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.

Conference Call

Newcastle’s management will conduct a live conference call today, August 7, 2009, at 1:00 P.M. Eastern Time to review the financial results for the quarter ended June 30, 2009. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (888) 243-2046 (from within the U.S.) or (706) 679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, August 14, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “22705137.”

About Newcastle

Newcastle Investment Corp. owns and manages a portfolio of diversified, credit sensitive real estate debt that is primarily financed with match funded debt. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global alternative asset manager. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that the ongoing credit and liquidity crisis continues to cause downgrades of a significant number of our securities and recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.

Consolidated Statements of Operations

(dollars in thousands, except share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Interest income	$87,338	$115,018	$211,811	$247,912
Interest expense	54,172	73,713	114,716	163,088

Net interest income	33,166	41,305	97,095	84,824

Impairment
Provision for credit losses on loan pools	3,557	1,868	5,464	4,373
Valuation allowance (reversal) on loans held for sale	(34,426)	16,759	86,100	37,085
Other-than-temporary impairment on securities	211,812	101,797	398,394	148,169
Portion of other-than-temporary impairment on securities recognized in other comprehensive income	(57,536)	—	(57,536)	—

	123,407	120,424	432,422	189,627

Net interest income after impairment	(90,241)	(79,119)	(335,327)	(104,803)

Other Income (Loss)
Gain (loss) on settlement of investments, net	17,544	(37)	11,042	6,489
Gain on extinguishment of debt	26,830	—	53,675	8,533
Other income (loss), net	10,939	1,427	4,445	(17,881)
Equity in earnings of unconsolidated subsidiaries	(28)	7,062	(15)	7,770

	55,285	8,452	69,147	4,911

Expenses
Loan and security servicing expense	1,370	1,788	2,772	3,518
General and administrative expense	2,965	1,892	4,591	3,484
Management fee to affiliate	4,492	4,597	8,983	9,194
Depreciation and amortization	73	73	145	145

	8,900	8,350	16,491	16,341

Income (loss) from continuing operations	(43,856)	(79,017)	(282,671)	(116,233)
Income (loss) from discontinued operations	(142)	(5,263)	(175)	(8,951)

Net Income (Loss)	(43,998)	(84,280)	(282,846)	(125,184)
Preferred dividends	(3,376)	(3,376)	(6,751)	(6,751)

Income (Loss) Applicable to Common Stockholders	$(47,374)	$(87,656)	$(289,597)	$(131,935)

Income (loss) Per Share of Common Stock

Basic	$(0.90)	$(1.66)	$(5.48)	$(2.50)

Diluted	$(0.90)	$(1.66)	$(5.48)	$(2.50)

Income (loss) from continuing operations per share of common stock, after preferred dividends
Basic	$(0.90)	$(1.56)	$(5.48)	$(2.33)

Diluted	$(0.90)	$(1.56)	$(5.48)	$(2.33)

Income (loss) from discontinued operations per share of common stock
Basic	$—	$(0.10)	$—	$(0.17)

Diluted	$—	$(0.10)	$—	$(0.17)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	52,836,208	52,783,006	52,821,800	52,781,662

Diluted	52,836,208	52,783,006	52,821,800	52,781,662

Dividends Declared per Share of Common Stock	$—	$0.250	$—	$0.500

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30, 2009 (unaudited)	December 31, 2008
Assets
Real estate securities, available for sale	$1,568,324	$1,668,748
Real estate related loans, held for sale	717,078	843,212
Residential mortgage loans, held for sale	381,709	409,632
Subprime mortgage loans subject to call option	400,474	398,026
Investments in unconsolidated subsidiaries	221	384
Operating real estate, held for sale	10,266	11,866
Cash and cash equivalents	66,628	49,746
Restricted cash	77,573	44,282
Receivables and other assets	43,024	47,727

	$3,265,297	$3,473,623

Liabilities and Stockholders’ Equity

Liabilities
CDO bonds payable	4,270,103	4,359,981
Other bonds payable	329,256	380,620
Repurchase agreements	117,478	276,472
Financing of subprime mortgage loans subject to call option	400,474	398,026
Junior subordinated notes payable	101,700	100,100
Derivative liabilities	222,252	333,977
Due to affiliates	1,497	1,532
Accrued expenses and other liabilities	6,068	16,447

	5,448,828	5,867,155

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 1,600,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 2,000,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock liquidation preference $25.00 per share, issued and outstanding	152,500	152,500
Common stock, $0.01 par value, 500,000,000 shares authorized, 52,905,335 and 52,789,050 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	529	528
Additional paid-in capital	1,033,506	1,033,416
Accumulated deficit	(2,266,325)	(3,272,403)
Accumulated other comprehensive loss	(1,103,741)	(307,573)

	(2,183,531)	(2,393,532)

	$3,265,297	$3,473,623

Newcastle Investment Corp.

Reconciliation of Net Interest Income Less Expenses (Net of Preferred Dividends)

(dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2009	June 30, 2008
Net Interest Income	$33,166	$41,305
Less: Expenses	(8,900)	(8,350)
Less: Preferred dividends	(3,376)	(3,376)

Net Interest Income less Expenses (Net of Preferred Dividends)	$20,890	$29,579